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                                                               Exhibit 10(T)


                    MASTER EQUIPMENT LEASE AGREEMENT NO. 1199

LESSOR: EASTERN BANK                          LESSEE: COURIER KENDALLVILLE, INC.


Address: 53 State Street                      Address: 2500 Marion Ave
         Boston, MA 02109-2809                         Kendallville, IN  46755
                                              Organization Type:  Corporation

         All capitalized terms used herein and not defined herein shall have the meanings set forth or referred to in the Lease Schedule.

1.       LEASE OF EQUIPMENT

         Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the items and units of personal property described in each numbered lease schedule (each, a "Lease Schedule"), (collectively, the "Equipment") on the terms and conditions of the applicable Lease Schedule and the terms of this Master Equipment Lease Agreement (this "Master Lease Agreement"). As used in this Lease, the term "Item of Equipment" shall mean each functionally integrated and separately marketable group or unit of Equipment subject to this Lease. Each Lease Schedule shall constitute a separate, distinct and independent lease of Equipment and contractual obligation of Lessee. References to "the Lease," "this Lease" or "any Lease" shall mean and refer to any Lease Schedule together with the terms and conditions of this Master Lease Agreement, and all exhibits, addenda, schedules, certificates, riders and other such documents and instruments executed and delivered in connection with the Lease Schedule or this Master Lease Agreement, all as the same may be amended or modified from time to time. The Equipment is to be delivered and installed at the equipment location (the "Equipment Location") specified or referred to in the applicable Lease Schedule. The Equipment shall be deemed to have been accepted by Lessee on the "Acceptance Date" specified on the acceptance certificate executed in connection with the applicable Lease Schedules (the "Acceptance Certificate"). Lessor shall not be liable or responsible for any failure or delay in the delivery of the Equipment to Lessee for whatever reason. As used in this Lease, "Acquisition Cost" shall mean (a) with respect to all Equipment subject to a Lease Schedule, the amount set forth as the Acquisition Cost in the Lease Schedule; and (b) with respect to any item of Equipment, the total amount of all vendor or seller invoices (including Lessee invoices, if any) for such item of Equipment, together with all acquisition fees and costs of delivery, installation, testing and related services, accessories, supplies or attachments procured or financed by Lessor from vendors or suppliers thereof (including items provided by Lessee) relating or allocable to such item of Equipment ("Related Expenses").

         As used in this Lease with respect to any Equipment, the terms "Acceptance Date," "Lease Term", "Lease Term Commencement Date", "Lease Termination Date", "Basic Rent", "Interim Rent", "Basic Rent Payment Date", and "Basic Rent Commencement Date" shall have the meanings and values assigned to them in the Lease Schedule and/or the Acceptance Certificate applicable to such Equipment.

2.       TERM AND RENT

         The Lease Term for any Equipment shall be specified in the applicable Lease Schedule. Lessee shall pay Lessor Basic Rent on each Basic Rent Payment Date commencing with the Basic Rent Commencement Date and continuing through the Basic Rent Payment Date next preceding the Lease Termination Date. Lessee shall, in addition, pay Interim Rent to Lessor from and including the Acceptance Date to but excluding the Lease Term Commencement Date, payable on such Lease Term Commencement Date. If and to the extent that a day on which any payment shall be due hereunder shall fall on a day which shall not be a business day in Boston, Massachusetts, then the due date for such payment shall be on the next succeeding business day.

         In addition to and not in lieu of the foregoing, Lessee agrees to pay when due, and to defend and indemnify Lessor against liability for all license fees, assessments, and sales, use, property, excise, privilege, franchise, ad valorem or value added taxes, leasing taxes and stamp taxes, and other taxes (including any related interest, fines or penalties) or other charges or fees now or hereafter imposed by any governmental body or agency upon any Equipment, or with respect to the manufacturing, ordering, shipment, purchase, ownership, delivery, installation, leasing, operation, possession, use, return, or other disposition thereof or the Rent or the Lease (other than taxes on or measured solely by the net income of Lessor) (collectively, "Taxes"). All Taxes, together with all other amounts due under the Lease, including Stipulated Loss Value, late charges and indemnification payments, are hereinafter referred to as "Supplemental Rent". As used herein, "Rents" shall mean and include all Basic Rent and all Supplemental Rent.

         With respect to any taxes for which Lessee is responsible under this Section, Lessee shall notify Lessor of any requirement to file tax returns with any governmental authority and, to the extent permitted by applicable law, shall prepare (in such a manner as will show Lessor's ownership of the Equipment) and timely file the tax returns required to be filed. With respect to any tax return required to be filed by Lessor which Lessee is not permitted to prepare or file or both, Lessee shall notify Lessor of the requirement and furnish Lessor with all forms and information necessary for proper and timely filing of the return.

         Lessee shall pay Lessor in advance one or more Basic Rent payments and/or a security deposit to the extent so specified in a Lease Schedule. If any amounts are so paid to Lessor, then Lessor shall hold them as security for Lessee's obligations under the Lease. Any such security deposit shall not bear interest, may be commingled with other funds of Lessor and shall be immediately restored by Lessee if applied under the Lease. Upon the occurrence of the Lease Termination Date and satisfaction of all Lessee's obligations under the Lease, any such advance rentals or security deposit held by Lessor shall be returned to Lessee.

         If any Rent or other amount payable hereunder shall not be paid within 3 days after notice, Lessee shall pay as an administrative and late charge an amount equal to 5% of the amount of any such overdue payment. In addition, Lessee shall pay overdue interest on any delinquent payment or other amounts due under the Lease (by reason of acceleration or otherwise) from 30 days after the due

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date until paid at the rate of 1 1/2% per month or the maximum amount permitted by applicable law, whichever is lower. All payments made to Lessor shall be made to Lessor in immediately available funds at the address shown above, or at such other place as Lessor shall specify in writing. To the extent that any payment to Lessor is made by check and such check is thereafter dishonored, Lessee shall be obligated for and shall pay Lessor any fee customarily charged by Lessor for any such dishonor. UNLESS SPECIFIED IN A RIDER TO THE LEASE, THIS IS A NON-CANCELABLE, NON-TERMINABLE LEASE OF EQUIPMENT FOR THE ENTIRE LEASE TERM PROVIDED IN EACH LEASE SCHEDULE HERETO.

3.       POSSESSION; PERSONAL PROPERTY

         No right, title or interest in the Equipment shall pass to Lessee other than the right to maintain possession and use of the Equipment for the Lease Term free from interference by any person claiming by, through, or under Lessor. The Equipment shall always remain personal property even though the Equipment may hereafter become attached or affixed to real property. Lessee agrees to give and record such notices and to take such other action at its own expense as may be necessary to prevent any third party (other than an assignee of Lessor) from acquiring or having the right under any circumstances to acquire any interest in the Equipment or the Lease.

4.       DISCLAIMER OF WARRANTIES

         LESSOR IS NOT THE MANUFACTURER, VENDOR OR SUPPLIER OF THE EQUIPMENT, NOR THE AGENT THEREOF OR OF LESSEE, AND MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO ANY MATTER WHATSOEVER, INCLUDING WITHOUT LIMITATION, THE MERCHANTABILITY OF THE EQUIPMENT, ITS FITNESS FOR A PARTICULAR PURPOSE, ITS DESIGN OR CONDITION, ITS CAPACITY OR DURABILITY, THE QUALITY OF THE MATERIAL OR WORKMANSHIP IN THE MANUFACTURE OR ASSEMBLY OF THE EQUIPMENT, OR THE CONFORMITY OF THE EQUIPMENT TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE ORDER RELATING THERETO, OR TRADEMARK, COPYRIGHT OR PATENT INFRINGEMENTS, AND LESSOR HEREBY DISCLAIMS ANY SUCH WARRANTY. LESSOR IS NOT RESPONSIBLE FOR ANY REPAIRS OR SERVICE TO THE EQUIPMENT, DEFECTS THEREIN OR FAILURES IN THE OPERATION THEREOF.

         Lessee has made the selection of each item of Equipment and the vendor, supplier or manufacturer thereof based on its own judgment and expressly disclaims any reliance upon any statements or representations made by Lessor. If the Equipment does not operate as warranted, becomes obsolete, or is unsatisfactory for any reason whatsoever, Lessee shall make all claims on account thereof solely against the seller, vendor, supplier or manufacturer and not against Lessor. Lessee acknowledges that neither the seller, vendor, supplier or manufacturer of the Equipment, nor any sales or other representative thereof, is an agent of Lessor, and no representation, warranty, covenant or agreement as to the Equipment or any other matter by any such person shall in any way affect Lessee's obligations hereunder. For so long as no Event of Default (or event or condition which, with the passage of time or giving of notice, or both, would become such an Event of Default) has occurred and is continuing, Lessee shall be the beneficiary of, and shall be entitled to, all rights under any applicable manufacturer's, supplier's or vendor's warranties with respect to the Equipment, to the extent permitted by law.

5.       REPRESENTATIONS, WARRANTIES, AND COVENANTS

         Lessee represents and warrants to and covenants with Lessor that:

         (a) Lessee has the form of business organization indicated above and is duly formed or organized or incorporated and existing in good standing under the laws of the state listed in the caption of this Master Lease Agreement and is duly qualified to do business wherever necessary to carry on its present business and operations and to own its property; (b) the Lease has been duly authorized by all necessary action on the part of Lessee consistent with its form of organization, does not require any further shareholder, partner or member or other approval, does not require the approval of, or the giving notice to, any federal, state, local, or foreign government authority and does not contravene any law binding on Lessee or contravene any of its governing documents, or any agreement, indenture, or other instrument to which Lessee is a party or by which it may be bound; (c) the Lease has been duly executed and delivered by Lessee and constitutes a legal, valid and binding obligation of Lessee enforceable in accordance with its terms; (d) Lessee has not and will not, directly or indirectly, create, incur, or permit to exist any lien, encumbrance, mortgage, pledge, attachment, or security interest ( a "Lien") on or with respect to the Equipment or the Lease (except those of persons claiming by, through or under Lessor); (e) the Equipment is and will be used solely in the conduct of Lessee's business and is not being used, and will at no time be used, for personal or consumer purposes, and will remain in the location shown on the applicable Lease Schedule unless Lessor otherwise agrees in writing and Lessee has completed all notifications, filings, recordings and other actions in such new location as Lessor may reasonably request to protect Lessor's interest in the Equipment; (f) there are no pending or threatened actions or proceedings before any court or administrative agency which might materially adversely affect Lessee's financial condition or operations, and all credit, financial and other information provided by Lessee or at Lessee's direction is, and all such information hereafter furnished will be, true, correct and complete in all material respects; (g) the chief executive office of Lessee is set forth in the caption of this Master Lease Agreement; and (h) Lessor has not selected, manufactured or supplied the Equipment to Lessee and has acquired any Equipment subject hereto solely in connection with the Lease and Lessee has received and approved the terms of any purchase order or agreement with respect to the Equipment.

6.       LIMITATION OF LIABILITY; INDEMNITY

         Lessor shall have no liability in connection with and Lessee assumes the risk of liability for, and hereby agrees to indemnify and hold safe and harmless, and covenants to defend, Lessor, its directors, officers, shareholders, partners, employees, servants and agents (collectively, the "Indemnified Parties") from and against: (a) any and all liabilities, losses, damages, claims and expenses (including legal expenses of every kind and nature) arising out of the manufacture, purchase, shipment and delivery of the Equipment to Lessee, acceptance or rejection, ownership, titling, registration, leasing, furnishing, possession, maintenance, operation, performance, use, return or other disposition


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of the Equipment, including, without limitation, any liabilities that may arise from patent or latent defects in the Equipment (whether or not discoverable by Lessee), any claims based on absolute tort liability or warranty and any claims based on patent, trademark or copyright infringement; (b) any and all loss or damage of or to the Equipment; (c) any obligation or liability to the manufacturer, vendor or any supplier of the Equipment arising under any purchase orders issued by or assigned to Lessor, and (d) any breach or default by Lessee of any representation, warranty, covenant or agreement made by or on behalf of Lessee in the Lease. Further, Lessor shall have no liability for or any special, indirect, incidental, consequential, exemplary or punitive damages of any character, including, without limitation, loss of use of production facilities or equipment, loss of profits, property damage or lost production, whether suffered by Lessee or any third party. The foregoing indemnity shall continue in full force and effect and shall survive the expiration or termination of the Lease.

7.       TAXES AND OTHER CHARGES

         If any Lease is denominated on the applicable Lease Schedule as a "True Lease" then, with respect to the Equipment subject to the Lease, Lessee hereby covenants and agrees that Lessor shall be entitled to cost recovery deductions under Section 168 of the Internal Revenue Code of 1986, as amended (the "Code"), using 200% declining balance method of depreciation switching to the straight line method for the first taxable year for which such method will yield larger depreciation deductions, and assuming a half-year convention and zero salvage value, for the applicable recovery period for such Equipment (the "Tax Benefits"). Lessee further acknowledges and agrees that Lessor has entered into such Lease on the assumption that Lessor will be taxed throughout the Lease Term at Lessor's federal corporate income tax rate existing on the date of the applicable Lease Schedule (the "Assumed Tax Rate"). If, for any reason whatsoever, there shall be a loss, disallowance, recapture or delay in claiming all or any portion of the Tax Benefits with respect to the Equipment, or there shall be included in Lessor's gross income for federal, state or local income tax purposes any amount on account of any addition, modification or improvement to or in respect of any of the Equipment made or paid for by Lessee, or if there shall be a change in the Assumed Tax Rate (any loss, disallowance, recapture, delay, inclusion or change being herein called a "Tax Loss"), then thirty (30) days after written notice to Lessee by Lessor that a Tax Loss has occurred, Lessee shall pay Lessor a lump sum amount which, after deduction of all taxes required to be paid by Lessor with respect to the receipt of such amount, will provide Lessor with an amount necessary to maintain Lessor's after-tax economic yield and overall net after-tax cash flows at least at the same level that would have been available if such Tax Loss had not occurred, plus any interest, penalties or additions to tax which may be imposed in connection with such Tax Loss. Such amount shall be paid in equal periodic payments over the applicable remaining Lease Term with respect to such Equipment on each Basic Rent Payment Date. A Tax Loss shall conclusively be deemed to have occurred if either (a) a deficiency shall have been proposed by the Internal Revenue Service or other taxing authority having jurisdiction, or (b) tax counsel for Lessor has rendered an opinion to Lessor that such Tax Loss has so occurred. The foregoing indemnity shall continue in full force and effect and shall survive the expiration or earlier termination of the Lease.

8.       DEFAULT

         Lessee shall be in default of the Lease upon the occurrence of any one or more of the following events (each an "Event of Default"):

          (a) Lessee shall fail to make any payment, of Rent or otherwise on the date when due, and such failure shall continue for ten (10) days after notice thereof to Lessee; or (b) Lessee shall fail to obtain or maintain any insurance required under the Lease; or (c) Lessee shall fail to perform or observe any other covenant, condition or agreement under the Lease, and such failure shall continue for ten (10) days after notice thereof to Lessee; or (d) Lessee shall default in the payment or performance of any indebtedness or obligation to Lessor or any affiliated person, firm or entity controlled by or under common control with Lessor (an "Affiliate"), under any loan, note, security agreement, lease, guaranty, title retention or conditional sales agreement or any other instrument or agreement evidencing such indebtedness with Lessor or any Affiliate; or (e) any representation or warranty made by Lessee herein or in any certificate, agreement, statement or document hereto or hereafter furnished to Lessor in connection herewith, including without limitation, any financial information disclosed to Lessor, shall prove to be false or incorrect in any material respect; or (f) death or judicial declaration of incompetence of Lessee, if an individual; the commencement of any bankruptcy, insolvency, arrangement, reorganization, receivership, liquidation or other similar proceeding by or against Lessee or any of its properties or businesses, or the appointment of a trustee, receiver, liquidator or custodian for Lessee or any of its properties of business, or if Lessee suffers the entry of an order for relief under Title 11 of the United States Code; or the making by Lessee of a general assignment or deed of trust for the benefit of creditors, or (g) Lessee shall default in any payment or other obligation to any third party and any applicable grace or cure period with respect thereto has expired; or (h) Lessee shall terminate its existence by merger, consolidation, sale of substantially all of its assets or otherwise; or (i) if Lessee is a privately held business, more than 50% of Lessee's voting capital stock or equity interests, or effective control of Lessee's voting capital stock or equity interests, issued and outstanding from time to time, is not retained by the holders of such stock or equity interests on the date of the Lease; or (j) if Lessee is a publicly held corporation, there shall be a change in the ownership of Lessee's stock such that Lessee is no longer subject to the reporting requirements of the Securities Exchange Act of 1934, or no longer has a class of equity securities registered under Section 12 of the Securities Act of 1933; or (k) Lessor shall determine, in its sole discretion and in good faith, that there has been a material adverse change in the financial condition of the Lessee since the date of the Lease, or that Lessee's ability to make any payment hereunder promptly when due or otherwise comply with the terms of the Lease or any other agreement between Lessor and Lessee is impaired; or (l) any event or condition set forth in subsections (b) through (k) of this Section 8 shall occur with respect to any guarantor or other person responsible, in whole or in part, for payment or performance of the Lease; or (m) any event or condition set forth in subsections
(d) through (j) shall occur with respect to any Affiliate. Lessee shall promptly notify Lessor of the occurrence of any Event of Default or the occurrence or existence of any event or condition which, upon the giving of notice of lapse of time, or both, may become an Event of Default.

9.       REMEDIES; MANDATORY PREPAYMENT

         Upon the occurrence of any Event of Default, Lessor may, in its sole discretion, exercise one or more of the following remedies with respect to any or all of the Equipment:


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         (a) cause Lessee to promptly return, at Lessee's expense, any or all
Equipment to such location as Lessor may designate anywhere in the continental United States in accordance with the terms of Section 17 of this Master Lease Agreement, or Lessor, at its option, may enter upon the premises where the Equipment is located and take immediate possession of the same by summary proceedings or otherwise, all without liability to Lessor for or by reason of damage to property or such entry or taking possession except for Lessor's gross negligence or willful misconduct; (b) sell any or all Equipment at public or private sale or otherwise dispose of, hold, use, operate, lease to others or keep idle the Equipment, all as Lessor in its sole discretion may determine and all free and clear of any rights of Lessee; (c) remedy such default, including making repairs or modifications to the Equipment, for the account and expense of Lessee, and Lessee agrees promptly to reimburse Lessor for all of Lessor's costs and expenses; (d) by written notice to Lessee, terminate the Lease and any other Lease Schedules and the Equipment subject thereto, as such notice shall specify, and, with respect to such terminated Lease Schedules and Equipment, declare immediately due and payable and recover from Lessee, as liquidated damages for loss of Lessor's bargain and not as a penalty, an amount equal to the Stipulated Loss Value of the Equipment, calculated as of the next following Basic Rent Payment Date; (e) immediately collect any and all Rent and other amounts then due and owing to Lessor under the Lease, together with all accrued interest and late charges thereon calculated through and including the date of payment through the date on which the Equipment shall be returned to Lessor pursuant hereto; (f) apply any advance rental payments or security deposit or other cash collateral or sale or remarketing proceeds of the Equipment at any time to reduce any amounts due to Lessor, and (g) exercise any other right or remedy which may be available to Lessor under applicable law, or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof, including reasonable attorneys' fees and court costs. Notice of Lessor's intention to accelerate, notice of acceleration, notice of nonpayment, presentment, protest, notice of dishonor, or any other notice whatsoever are hereby waived by Lessee and any endorser, guarantor, surety or other party liable in any capacity for any of Lessee's obligations under or in respect of the Lease. No remedy referred to in this Section 9 shall be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity. Termination under this
Section 9 shall not effect the Lessee's duty to perform Lessee's obligations hereunder to Lessor in full. Lessee agrees to reimburse Lessor on demand for any and all costs and expenses incurred by Lessor in enforcing its rights and remedies hereunder following the occurrence of an Event of Default, including, without limitation, reasonable attorneys' fees, and the costs of repossession, storage, insuring, reletting, selling and disposing of any and all Equipment.

         The exercise or pursuit by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise or pursuit by Lessor of any or all such other remedies, and all remedies hereunder shall survive termination of the Lease. Lessee agrees that in connection with any disposition of the Equipment, to the extent Lessor is required to give Lessee notice, seven
(7) days notice shall be deemed sufficient notice. In the event Lessor takes possession and disposes of the Equipment, the proceeds of any such disposition shall be applied in the following order: (1) to Lessor's costs, charges and expenses incurred in taking, removing, holding, storing, insuring, maintaining, repairing and selling, leasing or remarketing the Equipment; (2) to the extent not previously paid by Lessee, to pay Lessor for any damages then remaining unpaid hereunder; (3) to reimburse Lessee for any Stipulated Loss Value paid by Lessee to Lessor hereunder; and (4) the balance, if any, shall be retained by the Lessor.

         The term "Stipulated Loss Value" with respect to any item of Equipment shall mean the Stipulated Loss Value as set forth in any Schedule of Stipulated Loss Values attached to and made a part of the applicable Lease Schedule as Schedule B thereto or, if there is no such Schedule of Stipulated Loss Values, then the Stipulated Loss Value with respect to any item of Equipment on any Basic Rent Payment Date shall be an amount equal to the net present value of:
(i) all Basic Rent payments then remaining unpaid for the balance of the Lease Term, plus (ii) the amount of any purchase obligation with respect to such item of Equipment or, if there is no such obligation, then the fair market value of such item of Equipment at the end of the Lease Term, as estimated by Lessor in its sole discretion (accounting for the amount of any unpaid Related Expenses for such item of Equipment and, with respect to any such item of Equipment that has been attached to or installed on or in any other property leased or owned by Lessee, such value shall be determined on an installation basis, in place and in use), all discounted to net present value at a discount rate equal to the 1-year Treasury Constant Maturity rate as published in the Selected Interest Rates table of the Federal Reserve statistical release H.15(519) for the week ending immediately prior to the Acceptance Date for such Equipment.

         Lessee is or may become indebted under or in respect of one or more leases, loans, notes, credit agreements, reimbursements agreements, security agreements, title retention or conditional sales agreements, or other documents, instruments or agreements, whether now existing or hereafter arising, evidencing Lessee's obligations for the payment of borrowed money or other financial accommodations ("Obligations") owing to Lessor, or to one or more Affiliates. If Lessee pays or prepays all or substantially all of its Obligations owing to any Affiliate, whether or not such payment or prepayment is voluntarily or involuntarily made by Lessee before or after any default or acceleration of such Obligations, then Lessee shall pay, at Lessor's option and immediately upon notice from Lessor, all or Lessee's obligations owing to Lessor, including but not limited to all Rent together with the Stipulated Loss Value in respect to all Equipment subject to each Lease Schedule as set forth in such notice from Lessor.

10.      ADDITIONAL SECURITY

         For so long as any obligations of Lessee shall remain outstanding under the Lease, Lessee hereby grants to Lessor a security interest in all of Lessee's rights in and to all Equipment subject to such Lease from time to time, to secure the prompt payment and performance when due (by reason of acceleration or otherwise) of each and every indebtedness, obligation or liability of Lessee, or any Affiliate, owing to Lessor, whether now existing or hereafter arising, including but not limited to all of such obligations under or in respect of each Lease. The extent to which Lessor shall have a purchase money security interest in any item of Equipment under a Lease which is deemed to create a security interest under Section 1-201(37) of the Uniform Commercial Code shall be determined by reference to the Acquisition Cost of such item financed by Lessor. In order more fully to secure its payment of all Rent and all other obligations to Lessor hereunder, Lessee hereby grants to Lessor a security interest in any advance rental or security deposit paid by Lessee to Lessor under any Lease Schedule hereto. The term "Lessor" as used in this Section 10 shall include any Affiliate.


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11.      USE; MAINTENANCE; INSPECTION; LOSS AND DAMAGE

         Lessee shall, unless Lessor shall otherwise give its prior written consent in writing: (a) use each item of Equipment only within the continental United States by qualified personnel solely for business purposes and the purpose for which it was designed and shall, at its sole expense, service, repair, overhaul and maintain each item of Equipment in the same condition as when received, ordinary wear and tear excepted, in good operating order, consistent with prudent industry practice (but, in no event less than the same extent to which Lessee maintains other similar equipment in the prudent management of its assets and properties) and in compliance with all applicable laws, ordinances, regulations, and conditions of all insurance policies required to be maintained by Lessee and all manuals, orders, recommendations, instructions and other written requirements as to the repair and maintenance of such item of Equipment issued at any time by the vendor, supplier and/or manufacturer thereof; (b) maintain conspicuously on any Equipment such labels, plates, decals or other markings as Lessor may reasonably require, stating that Lessor is the owner of such Equipment; (c) furnish to Lessor from time to time such information concerning the condition, location, use and operation of the Equipment as Lessor may request; (d) permit any person designated by Lessor to visit and inspect any Equipment and any records maintained in connection therewith, provided, however, that the failure of Lessor to inspect the Equipment or to inform Lessee of any noncompliance shall not relieve Lessee of any of its obligations hereunder; (e) if any Equipment does not comply with the requirements of the Lease, Lessee shall, within thirty (30) days of written notice from Lessor, bring such Equipment into compliance; (f) not use any Equipment, nor allow the same to be used, for any unlawful purpose, nor in connection with any property or material that would subject Lessor to any liability under any municipal, state or federal statute or regulation pertaining to the production, transport, storage, disposal or discharge of oil or petroleum-containing substances, or hazardous or toxic waste or materials; and
(g) make no additions, alterations, modifications or improvements (collectively, "Improvements") to any item of Equipment that are not readily removable without causing material damage to such item of Equipment or which will cause the value, utility or useful life of such item of Equipment to materially decline. If any such Improvement is made and cannot be removed without causing material damage or decline in value, utility or useful life (a "Non-Severable Improvement"), then Lessee warrants that such Non-Severable Improvement shall immediately become Lessor's property upon being installed and shall be free and clear of all Liens and shall become Equipment subject to all of the terms and conditions of the Lease. All such Improvements that are not Non-Severable Improvements shall be removed by Lessee prior to the return of the item of Equipment hereunder or such Improvements shall also become the sole and absolute property of Lessor without any further payment by Lessor to Lessee and shall be free and clear of all Liens whatsoever. Lessee shall repair all damage to any item of Equipment caused by the removal of any Improvement so as to restore such item of Equipment to the same condition which existed prior to its installation, normal wear and tear excepted, and as required by the Lease.

         Lessee hereby assumes all risk of loss, damage or destruction for whatever reason to the Equipment from and after the earlier of the date (i) on which the Equipment is ordered or (ii) Lessor pays the purchase price of the Equipment, and continuing until the Equipment has been returned to, and accepted by, Lessor in the condition required by Section 17 hereof upon the expiration of the Lease Term. If during the Lease Term all or any portion of an item of Equipment shall become lost, stolen, destroyed, damaged beyond repair or rendered permanently unfit for use for any reason, or in the event of any condemnation, confiscation, theft or seizure or requisition of title to or use of such item, Lessee shall immediately pay to Lessor an amount equal to the Stipulated Loss Value of such item of Equipment, as of the next following Basic Rent Payment Date, together with all Rent and all other amounts due and payable hereunder. Upon any such payment in full to Lessor, the Lease with respect to such item(s) of Equipment shall terminate and Basic Rent attributable thereto shall abate. If and to the extent that Lessor shall have received the full Stipulated Loss Value from Lessee with respect to any item of Equipment and shall thereafter receive any insurance proceeds by reason of the foregoing, Lessor shall pay over to Lessee such amount of such insurance proceeds so as to reimburse Lessee for any payment made by Lessee to Lessor of such Stipulated Loss Value and Lessor shall retain the balance of such proceeds, if any.

12.      INSURANCE

         Commencing with the Lease Term Commencement Date and until the Equipment has been returned to, and accepted by, Lessor in compliance with the terms of the Lease, Lessee shall procure and maintain insurance in such amounts and upon such terms and with such companies as Lessor may approve, at Lessee's expense, provided that in no event shall such insurance be less than the following coverages and amounts: (a) Worker's Compensation and Employers Liability Insurance, in the full statutory amounts provided by law; (b) Comprehensive General Liability Insurance including product/completed operations and contractual liability coverage, with minimum limits of $1,000,000 each occurrence, and Combined Single Limit Body Injury and Property Damage, $1,000,000 aggregate, where applicable; and (c) All Risk Physical Damage Insurance, including earthquake and flood, on each item of Equipment, in an amount not less than the greater of the Stipulated Loss Value of the Equipment or (if applicable) its full replacement value. Lessor shall be included as an additional insured and loss payee as its interest may appear. Such policies shall be endorsed to provide that the coverage afforded to Lessor shall not be rescinded, impaired or invalidated by any act or neglect of Lessee. Lessee agrees to waive Lessee's right of subrogation against Lessor for any and all loss or damage.

         In addition to the foregoing minimum insurance coverage, Lessee shall procure and maintain such other insurance coverage as Lessor may require from time to time during the Lease Term. All policies shall be endorsed or contain a clause requiring the insurer to furnish Lessor with at least thirty (30) days' prior written notice of any material change, cancellation or non-renewal of coverage. Prior to the Lease Term Commencement Date, Lessee shall furnish Lessor with a certificate of insurance or other evidence satisfactory to Lessor that such insurance coverage is in effect, together with a copy of each such policy, if so requested by Lessor, provided, however, that Lessor shall be under no duty either to ascertain the existence of or to examine such insurance coverage or to advise Lessee in the event such insurance coverage should not comply with the requirements hereof. In case of failure of Lessee to procure or maintain insurance, Lessor may at its option obtain such insurance, the cost of which will be paid by Lessee. Lessee further agrees to give Lessor prompt notice of any damage to or loss of, the Equipment, or any item thereof.


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


13.      INFORMATION; FURTHER ASSURANCES

         Upon request, Lessee shall provide to Lessor a copy of its financial statements prepared in accordance with generally accepted accounting principles and, in the case of annual financial statements, audited by independent certified public accountants, together with any management letter prepared by such accountants, and in the case of quarterly financial statements certified by Lessee's chief financial officer. Lessee shall execute and deliver to Lessor upon Lessor's request any and all schedules, forms and other reports and information as Lessor may deem necessary or appropriate to respond to requirements or regulations imposed by any governmental authorities. Lessee shall execute and deliver to Lessor upon Lessor's request such further and additional documents, instruments and assurances as Lessor deems necessary (a) to acknowledge and confirm, for the benefit of Lessor or any assignee or transferee of any of Lessor's rights, title and interests hereunder (an "Assignee"), all of the terms and conditions of all or any part of the Lease and Lessor's or Assignee's rights with respect thereto, and Lessee's compliance with all of the terms and provisions hereof, (b) to preserve, protect and perfect Lessor's or Assignee's right, title and interest hereunder and in any Equipment, including, without limitation, such financing statements on Form UCC-1 or amendments, corporate resolutions, certificates of compliance, notices of assignment or transfers of interest, and restatements and reaffirmations of Lessee's obligations and its representations and warranties with respect thereto as of the dates requested by Lessor from time to time, and (c) Lessee shall promptly execute and deliver to Lessor such further documents and take such further action as Lessor may require in order to more effectively carry out the intent and purpose of the Lease. In furtherance of the foregoing, Lessor may file or record the Lease or a memorandum or a photocopy hereof (which for the purposes hereof shall be effective as a financing statement) so as to give notice to third parties, and Lessee hereby appoints Lessor as its attorney-in-fact to execute, sign, file and record financing statements on Form UCC-1 and other Lien recordation documents with respect to the Equipment, and Lessee agrees to pay or reimburse Lessor for any filing, recording or stamp fees or taxes arising from any such filings.

14.      LESSOR'S ASSIGNMENT

         The Lease and all rights of Lessor hereunder shall be assignable by Lessor absolutely or as security, without notice to Lessee, subject to the rights of Lessee hereunder so long as no Event of Default has occurred and is continuing hereunder. No such assignment shall relieve Lessor of its obligations hereunder unless specifically assumed by the Assignee, and Lessee agrees it shall not assert any defense, rights of set-off or counterclaim against any Assignee to which Lessor shall have assigned its rights and interests hereunder, nor hold or attempt to hold such Assignee liable for any of Lessor's obligations hereunder. No such assignment shall increase Lessee's obligations hereunder. If and to the extent that Lessor shall so assign any of its rights and/or obligations hereunder, from and after such date, all references herein to Lessor shall mean and include the Assignee.

15.      LESSEE'S ASSIGNMENT OR SUBLETTING

         Lessee shall not assign or dispose of any of its rights or obligations under the Lease or enter into any sublease with respect to any of the Equipment without the express prior written consent of Lessor.

16.      LESSEE'S OBLIGATIONS UNCONDITIONAL

         This Lease is a net lease and Lessee hereby agrees that during the Lease Term it shall not be entitled to any abatement of Rent or of any other amounts payable hereunder by Lessee, and that its obligation to pay all Rent and any other amount owing hereunder shall be absolute and unconditional under all circumstances, including, without limitation, the following circumstances: (i) any claim by Lessee to any right of set-off, counterclaim, recoupment, defense or other right of which Lessee may have against Lessor, any seller, vendor, supplier or manufacturer of any Equipment or anyone else for any reason whatsoever; (ii) the existence of any liens, encumbrances or rights of others whatsoever with respect to any Equipment, whether or not resulting from claims against Lessor not related to the ownership of such Equipment; or (iii) any other event or circumstances whatsoever. Each Rent payment or other amount paid by Lessee hereunder shall be final and Lessee will not seek to recover all or any part of such payment from Lessor for any reason whatsoever.

17.      RETURN OF EQUIPMENT

         Upon the expiration or earlier termination of the Lease Term with respect to any Equipment, and provided that Lessee has not validly exercised any purchase option (contained in a duly executed rider hereto) with respect thereto, Lessee shall: (a) return the Equipment to a location and in the manner designated by the Lessor within the continental United States, including, as reasonably required by Lessor, securing arrangements for the disassembly and packing for shipment by an authorized representative of the manufacturer, supplier or vendor of the Equipment, shipment with all parts and pieces on a carrier designated or approved by Lessor, and then reassembly (including, if necessary, repair and overhaul) by such representative at the return location in the condition the Equipment is required to be maintained by the Lease and in such condition as will make the Equipment immediately able to perform all functions for which the Equipment was originally designed (or as upgraded during the Lease Term), and immediately qualified for the manufacturer's (or other authorized servicing representative's) then-available service contract or warranty; (b) cause the Equipment to qualify for all applicable licenses or permits necessary for its operation for its intended purpose and to comply with all specifications and requirements of applicable federal, state and local laws, regulations and ordinances; (c) upon Lessor's request, provide suitable storage, acceptable to Lessor, for a period not to exceed 180 days from the date of return; (d) cooperate with Lessor in attempting to remarket the Equipment, including display and demonstration of the Equipment to prospective purchasers or lessees, and allowing Lessor to conduct any private or public sale or auction of the Equipment on Lessee's premises. All costs incurred in connection with any of the foregoing shall be the sole responsibility of Lessee. During any period of time from the expiration or earlier termination of the Lease until the Equipment is returned in accordance with the provisions hereof or until Lessor has been paid the applicable purchase option price if any applicable purchase option is exercised, Lessee agrees to pay to Lessor additional per diem rent ("Holdover Rent"), payable promptly on demand in an amount equal to 125% of the highest monthly Basic Rent Payment payable during the


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


Lease Term divided by thirty (30), provided, however, that nothing contained herein and no payment of Holdover Rent hereunder shall relieve Lessee of its obligation to return the Equipment upon the expiration or earlier termination of the Lease.

18.      RELATED LEASE SCHEDULES

         In the event that any Equipment subject to the Lease shall become attached to, affixed to, or used in connection with Equipment subject to any other Lease hereunder (each a "Related Lease Schedule"), Lessee agrees that: (a) if Lessee elects to exercise any purchase option, early termination option, renewal option, purchase obligation or early purchase option under any such other Lease; or (b) if Lessee elects to return the Equipment under any Lease in accordance therewith, then, in either case, Lessor shall have the right, in its discretion, to require the same disposition for all Equipment subject to a Related Lease Schedule.

19.      NOTICES

         Any notices or demands required or permitted to be given under the Lease shall be given in writing and by regular mail and shall become effective when deposited in the United States mail with postage prepaid, to Lessor to the attention of Customer Accounts, and to Lessee at the address set forth above, or to such other address as the party to receive notice hereafter may designate by such written notice.

20.      MISCELLANEOUS

         The term "Lessee" as used in the Lease shall mean and include any and all Lessees who sign below, each of whom shall be jointly and severally liable under the Lease. This Master Lease Agreement will not be binding on Lessor until accepted and executed by Lessor, notice of which is hereby waived by Lessee. Any waiver of the terms hereof shall be effective only in the specific instance and only for the specific purpose given. Time is of the essence in the payment and performance of all of Lessee's obligations under the Lease. The captions in the Lease are for convenience only and shall not define or limit any of the terms hereof.

         Any provisions of the Lease which are unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof, and any such unenforceability in any jurisdiction shall not render unenforceable such provisions in any other jurisdiction. To the extent permitted by applicable law, Lessee hereby waives any provisions of law which render any provision hereof unenforceable in any respect.

         THIS LEASE AND THE LEGAL RELATIONS OF THE PARTIES HERETO SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO PRINCIPLES REGARDING THE CHOICE OF LAW, THE PARTIES HERETO CONSENT AND SUBMIT TO THE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS AND THE FEDERAL DISTRICT COURT FOR THE DISTRICT OF MASSACHUSETTS FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER, AND EXPRESSLY WAIVES ANY OBJECTIONS THAT THEY MAY HAVE TO THE VENUE OF SUCH COURTS. THE PARTIES HERETO HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT. Any action by Lessee against Lessor (but not by Lessor against Lessee) for any cause of action relating to the Lease shall be brought within one year after any such cause of action first arises.

         This Master Lease Agreement, together with the applicable Lease Schedule, Acceptance Certificate and any other Riders hereto (as desired below), and any Exhibits and Schedules to the foregoing, shall constitute the entire agreement of Lessor and Lessee with respect to the Lease of the Equipment.

21.      RIDERS

         Lessor and Lessee may from time to time agree that the Lease shall be amended or supplemented by other terms and provisions. Such terms and provisions shall be evidenced by riders hereto and shall be effective if and only to the extent that both Lessor and Lessee shall have executed and delivered same, and, once executed and delivered, shall be incorporated herein by reference.

         Executed under seal on the 25th day of September, 2000.


LESSOR:                                         LESSEE:

EASTERN BANK                                    COURIER KENDALLVILLE, INC.


By:    s/ S.J. O'Leary                          By:    s/ Lee E. Cochrane
       -------------------------                       -------------------------
Title: Sr. Vice President                       Title: Asst. Teasurer



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